Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-174125) on Form S-8 of our report dated March 23, 2012 with respect to the consolidated financial statements and schedules, which appear in Universal Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the U.S. Securities and Exchange Commission.

/s/ Blackman Kallick, LLP

June 8, 2012